UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2007, affiliates of Oaktree Capital Management LLC and Tinicum Capital Partners II, L.P. purchased approximately 113 shares of Class A common stock of Liberman Broadcasting, Inc. (“LBI”), a Delaware corporation and the parent of LBI Media Holdings, Inc. and indirect parent of LBI Media, Inc. (LBI Media Holdings and LBI Media, collectively, the “Registrants”), from LBI and the stockholders of LBI. The sale of Class A common stock by LBI resulted in net proceeds to LBI of approximately $117.3 million. The net proceeds received by LBI were used to repay its Junior Subordinated Notes due 2014 and to redeem related warrants to purchase shares of LBI Holdings I’s common stock (the “Alta Repayment”) and to make a capital contribution to LBI Media (through LBI Media Holdings) in the amount of approximately $47.9 million, which LBI Media intends to use to reduce the outstanding amount under its senior revolving credit facility.

LBI is the successor entity to the Registrants’ former parent, LBI Holdings I, Inc., a California corporation. Before the sale of Class A common stock by LBI and its stockholders (the “Stock Sale”), LBI Holdings I merged (the “Merger”) with and into LBI, with LBI being the surviving corporation, effectively reincorporating the Registrants’ parent into a Delaware corporation. After the Merger, LBI is the sole stockholder of LBI Media Holdings and LBI Media Holdings continues to be the sole shareholder of LBI Media.

Also before the Stock Sale, six subsidiaries of LBI Media with California operations were converted into California limited liability companies and the eight other subsidiaries of LBI Media were merged with and into newly formed Delaware limited liability companies that were subsidiaries of LBI Media (collectively, the “Subsidiary Conversions”). In connection with the Subsidiary Conversions, the Delaware limited liability companies that were formed as indirect subsidiaries of LBI Media became guarantors of LBI Media’s Senior Subordinated Notes due 2012 by entering into a Third Supplemental Indenture, dated March 23, 2007, by and among LBI Media, Inc., the subsidiary guarantors party thereto and U.S. Bank, N.A. as trustee.

In connection with the Stock Sale, an Investor Rights Agreement, dated March 30, 2007, was entered into among OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., OCM Principal Opportunities Fund IV AIF (Delaware), L.P., OCM Opps Broadcasting, LLC, Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. (collectively, the “Investors”), LBI, Lenard Liberman, the Liberman Trust dated 11/07/02 and, for Section 18 thereof, Jose Liberman. The Investor Rights Agreement defines certain rights and obligations of LBI and the stockholders of LBI. Pursuant to the Investor Rights Agreement, the Investors have the right to consent to certain transactions involving LBI, the Registrants and their subsidiaries, including:

•	certain acquisitions or dispositions of assets by LBI, the Registrants and their subsidiaries;

•

certain transactions between LBI, the Registrants and their subsidiaries, on the one hand, and Jose Liberman, the Registrants’ chairman and president, Lenard Liberman, the Registrants’ executive vice president, chief financial officer and secretary, or certain of their respective family members (collectively, the “Libermans”), on the other hand;

•	certain issuances of equity securities to employees or consultants of LBI, the Registrants and their subsidiaries;

•	certain changes in the compensation arrangements with the Libermans;

•	material modifications in the business strategy of LBI, the Registrants and their subsidiaries;

•	commencement of a bankruptcy proceeding related to LBI, the Registrants and their subsidiaries;

•	any change in LBI’s auditors to a firm that is not a big four accounting firm; and

•	certain change of control transactions.

Additionally, affiliates of Oaktree Capital Management LLC that hold Class A common stock of LBI have the right to designate a director to the board of directors each of LBI, LBI Media Holdings and LBI Media, and affiliates of Tinicum Capital Partners II, L.P. that hold Class A common stock have the right to designate a director to the board of directors of each of LBI, LBI Media Holdings and LBI Media. The holders of Class B common stock also have the right to designate up to five directors to the board of directors of each of LBI, LBI Media Holdings and LBI Media.

In connection with the Stock Sale, LBI Media amended its term loan agreement and revolving credit facility pursuant to a First Amendment and Consent to Amended and Restated Term Loan Agreement , dated as of March 16, 2007, among LBI Media, the guarantors party thereto, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent, and a First Amendment and Consent to Amended and Restated Credit Agreement, dated as of March 16, 2007, by and among LBI Media, the guarantors party thereto, the lenders party thereto, Credit Suisse Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent. The amendments, among other things, provide the lenders’ consent to the consummation of the Stock Sale, Merger, Alta Repayment and Subsidiary Conversions and related transactions. The amendments also amend certain provisions of the revolving credit agreement and the term loan agreement, respectively, including amendments:

•	in the case of the revolving credit agreement, that increase the maximum amount of permitted acquisitions;

•

in the case of the revolving credit agreement, that increase the flexibility of LBI, the Registrants and their respective subsidiaries to refinance their respective indebtedness (including LBI Media’s senior subordinated notes due 2012 and LBI Media Holdings’ senior discount notes due 2013);

•	in the case of the revolving credit agreement, that increase the amount of indebtedness that can be incurred by LBI and LBI Media Holdings.

The foregoing summary descriptions of the Third Supplemental Indenture, Investor Rights Agreement, First Amendment and Consent to Amended and Restated Term Loan Agreement and First Amendment and Consent to Amended and Restated Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Alta Repayment with the net proceeds of the Stock Sale, a Termination and Payoff Agreement was entered into, as of March 26, 2007, by and among LBI, LBI Holdings I (as predecessor to LBI), the holders of the notes and warrants, Lenard Liberman, and Jose Liberman, individually and as Trustee of the Liberman Trust dated 11/07/02. The agreement terminated the obligations of LBI and LBI Holdings I (as predecessor to LBI) pursuant to the notes and warrants and terminated certain provisions of the documents entered into in connection with the issuance of such notes and warrants in exchange for the payment of approximately $69.4 million in cash.

The foregoing summary description of the Termination and Payoff Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination and Payoff Agreement attached hereto as Exhibit 10.4.

Item 2.02.	Results of Operation and Financial Condition

LBI Media, Inc., a wholly owned subsidiary of LBI Media Holdings, Inc., issued a press release on March 30, 2007. The press release announced its financial results for the three months and year ended December 31, 2006. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

In the press release, LBI Media used the terms “Adjusted EBITDA” and “Adjusted EBITDA margin”, which are measures not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Management of LBI Media considers these measures as an important indicator of its liquidity relating to its operations, as they eliminate the effect of noncash items. Management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media believes Adjusted EBITDA and Adjusted EBITDA margin are useful to an investor in evaluating its liquidity and cash flow because:

• they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as impairment of broadcast licenses and depreciation and amortization. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if such company intends to implement its acquisition strategy. LBI Media believes that, by eliminating the effects of noncash items, Adjusted EBITDA and Adjusted EBITDA margin provides a meaningful measure of liquidity.

• they give investors other measures to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of noncash expense items, such as impairment of broadcast licenses and depreciation and amortization. By removing the noncash items, they allow investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

• they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap expense.

LBI Media’s management uses Adjusted EBITDA and Adjusted EBITDA Margin:

• as a measure to assist LBI Media in planning its acquisition strategy;

• in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

• as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

• as a measure for planning and forecasting capital expenditures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the stockholders of each of LBI Media Holdings, Inc. and LBI Media, Inc. elected the following members to their respective board of directors, who will serve alongside the existing directors of LBI Media Holdings and LBI Media, Lenard Liberman and Jose Liberman. Pursuant to the Investor Rights Agreement described above, LBI must cause the directors designated as a board member of LBI by holders of Class A common stock of LBI and the directors designated as a board member of LBI by the holders of Class B common stock of LBI to be elected to the board of directors of each of LBI Media Holdings and LBI Media. Lenard Liberman and Jose Liberman were designated by the holders of Class B common stock to serve on the board of LBI.

William Adams was designated as a board member of LBI by the holders of Class B common stock of LBI. Mr. Adams served as Of Counsel to O’Melveny & Myers LLP from February 2000 to February 2004 and had been a partner of O’Melveny & Myers since October 1979. In 2006 and 2007, LBI Media has retained O’Melveny & Myers LLP as legal counsel for certain matters. The amount of fees that LBI Media paid to O’Melveny & Myers LLP during its last fiscal year did not exceed five percent of its gross revenues in such fiscal year.

Winter Horton was designated as a board member of LBI by the holders of Class B common stock of LBI. Mr. Horton has served as our Corporate Vice President since 2001. He joined us in 1997 as Vice President of Programming for KRCA. As of December 31, 2006, Liberman Broadcasting, Inc., a California corporation (predecessor in interest to Liberman Broadcasting of California LLC), had outstanding loans aggregating $690,000 to Mr. Horton. The loans were for the personal use of Mr. Horton. Loans of $30,000, $36,000, $349,000 and $275,000 were made to Mr. Horton on November 20, 1998, November 22, 2002, November 29, 2002 and April 8, 2006, respectively. During the year ended December 31, 2006, the largest aggregate principal outstanding of these loans was $690,000. Mr. Horton did not repay any principal or interest for the year ended December 31, 2006. The $30,000 loan does not bear interest and does not have a maturity date. Each of the other loans bears interest at 8.0% and the loans made on November 22, 2002, November 29, 2002 and April 8, 2006 mature on December 31, 2009, January 1, 2010 and December 31, 2010, respectively.

Bruce Karsh was designated as a board member of LBI by OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., OCM Principal Opportunities Fund IV AIF (Delaware), L.P., and OCM Opps Broadcasting, LLC (collectively, the “Oaktree Holders”). The Oaktree Holders and their transferees (as permitted under the Investor Rights Agreement) may designate a board member so long as they maintain a certain ownership percentage of LBI.

Terence O’Toole was designated as a board member of LBI by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. (collectively, the “Tinicum Holders”). The Tinicum Holders and their transferees (as permitted under the Investor Rights Agreement) may designate a board member so long as they maintain a certain ownership percentage of LBI.

On March 30, 2007, the annual salaries of Jose Liberman and Lenard Liberman were increased from $500,000 to $750,000. Mr. Jose Liberman serves as Chairman of the Board and President of LBI Media and LBI Media Holdings. Mr. Lenard Liberman serves as Executive Vice President, Chief Financial Officer and Secretary of LBI Media and LBI Media Holdings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Third Supplemental Indenture, dated March 23, 2007, by and among LBI Media, Inc., the subsidiary guarantors party thereto and U.S. Bank, N.A. as trustee

10.1	Investor Rights Agreement, dated as of March 30, 2007, by and among Liberman Broadcasting, Inc. and each of the stockholders of Liberman Broadcasting, Inc. listed on the signature pages thereto.

10.2	First Amendment and Consent to Amended and Restated Term Loan Agreement, dated as of March 16, 2007, among LBI Media, the guarantors party thereto, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent.

10.3	First Amendment and Consent to Amended and Restated Credit Agreement, dated as of March 16, 2007, by and among Media, the guarantors party thereto, the lenders party thereto, Credit Suisse Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent.

10.4	Termination and Payoff Agreement, dated as of March 26, 2007, by and among LBI Holdings I, Inc., the note holders and warrant holders party thereto and solely with respect to the Voting Agreement (as defined therein), Lenard Liberman, and Jose Liberman, individually and as Trustee of the Liberman Trust dated 11/07/02

99.1	Press Release of LBI Media, Inc. dated March 30, 2007 (financial results for the three months and year ended December 31, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

Dated: March 30, 2007	By:	/s/ Lenard Liberman
Lenard D. Liberman
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated March 23, 2007, by and among LBI Media, Inc., the subsidiary guarantors party thereto and U.S. Bank, N.A. as trustee

10.1	Investor Rights Agreement, dated as of March 30, 2007, by and among Liberman Broadcasting, Inc. and each of the stockholders of Liberman Broadcasting, Inc. listed on the signature pages thereto

10.2	First Amendment and Consent to Amended and Restated Term Loan Agreement, dated as of March 16, 2007, among LBI Media, the guarantors party thereto, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent

10.3	First Amendment and Consent to Amended and Restated Credit Agreement, dated as of March 16, 2007, by and among Media, the guarantors party thereto, the lenders party thereto, Credit Suisse Cayman Islands Branch, as administrative agent, and Credit Suisse, Cayman Islands Branch, as collateral agent

10.4	Termination and Payoff Agreement, dated as of March 26, 2007, by and among LBI Holdings I, Inc., the note holders and warrant holders party thereto and solely with respect to the Voting Agreement (as defined therein), Lenard Liberman, and Jose Liberman, individually and as Trustee of the Liberman Trust dated 11/07/02

99.1	Press Release of LBI Media, Inc. dated March 30, 2007 (financial results for the three months and year ended December 31, 2006)